EXHIBIT 99.1

Hanmi Financial Corporation Announces Postponement of its Annual Meeting of Stockholders Until August 23, 2013

LOS ANGELES, July 18, 2013 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (Nasdaq:HAFC) ("Hanmi"), the holding company for Hanmi Bank, today announced that its 2013 annual meeting of stockholders (the "Annual Meeting"), originally scheduled to be held on Wednesday, July 24, 2013, has been postponed and will now take place on Friday, August 23, 2013, at 10:30 a.m., Pacific Time, at the Sheraton Universal Hotel, located at 333 Universal Hollywood Drive, Universal City, California.

Hanmi is also resetting the record date for those stockholders entitled to vote at the Annual Meeting to July 19, 2013.

Hanmi has filed with the U.S. Securities and Exchange Commission (the "SEC"), and is mailing to its stockholders, a supplement to its Proxy Statement for the Annual Meeting to notify them of the postponement of the Annual Meeting.

Hanmi postponed the Annual Meeting to provide its Board of Directors (the "Board") with additional time to consider, approve and adopt amendments to the Hanmi Financial Corporation 2013 Equity Compensation Plan (the "2013 Plan") that have recently been proposed by the Nominating and Corporate Governance and Compensation Committee of the Board following consultations with new members of Company management. The 2013 Plan was initially adopted by the Board on May 22, 2013 and has been submitted for stockholder approval at the Annual Meeting pursuant to Hanmi's prior Proxy Statement for the Annual Meeting (the "Prior Proxy Statement"). The amendments to the 2013 Plan would include, but not be limited to, provisions that restrict the Nominating and Corporate Governance and Compensation Committee, which administers the 2013 Plan, from taking any action with respect to an outstanding stock option or stock appreciation right that may be treated as a repricing under the rules of the New York Stock Exchange without stockholder approval. The Board and the Nominating and Corporate Governance and Compensation Committee believe that the amendments would be beneficial to and in the best interests of Hanmi's stockholders.

Immediately upon the Board's approval and adoption of the amendments to the 2013 Plan, Hanmi intends to amend the Prior Proxy Statement to revise Proposal No. 3 (relating to approval of the 2013 Plan) to reflect the amendments to the 2013 Plan. Hanmi also intends to attach the amended 2013 Plan as Annex A to the amended Proxy Statement. Hanmi intends to file with the SEC, and distribute to its stockholders for their consideration and approval at the rescheduled Annual Meeting, the amended Proxy Statement and related proxy materials as soon as practicable.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and loan production offices in Texas and Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank's mission is to provide a full range of quality products and premier services to its customers and to maximize stockholder value.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are "forward–looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the SEC, including, in Item 1A of our Form 10-K for the year ended December 31, 2012, our quarterly reports on Form 10-Q, and current and periodic reports that we will file with the SEC hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

CONTACT: Hanmi Financial Corporation
         Shick (Mark) Yoon
         SVP & Chief Financial Officer
         Direct Phone: 213-427-5636
         www.hanmi.com